Exhibit 10.1

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                          SECURITIES PURCHASE AGREEMENT

                                      among

                            AVAX TECHNOLOGIES, INC.,

                                       and

                    THE SEVERAL PURCHASERS NAMED IN EXHIBIT A

                            Dated as of March 7, 2000

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                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of March 7, 2000, among AVAX TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and the several PURCHASERS named in Exhibit A (individually a "Purchaser" and collectively, the "Purchasers").

Recitals:

      1. The Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, an aggregate of 2,260,000 shares (the "Shares") of Common Stock, $.004 par value per share (the "Common Stock") upon and subject to the terms and conditions of this Agreement.

      2. To induce Purchasers to purchase the Shares, the Company will issue to each of the Purchasers certain warrants (in the form attached as Exhibit B) to purchase an aggregate of 226,000 shares of Common Stock at an exercise price of $12.79 per share (the "Warrants"). Unless the context otherwise requires, the term Shares includes any shares of Common Stock issuable upon exercise of the Warrants (the "Conversion Shares").

   Agreement:

      The Company and Purchasers agree as follows:

      Section 1. Purchase of Company Securities.

      1.1. Purchase and Sale of the Shares and the Warrants. Subject to the terms and conditions of this Agreement, the Company (i) will issue and sell to Purchasers, and each Purchaser, severally and not jointly, will purchase from the Company the number of Shares set forth on Exhibit A opposite Purchaser's name at the purchase price set forth opposite each Purchaser's name on Exhibit A ("Purchase Price"), and (ii) will issue the number of Warrants set forth on Exhibit A opposite Purchaser's name at no additional consideration.

      Section 2. Closing. The closing (the "Closing") of the purchase and sale of the Shares and the issuance of the Warrants (the "Offering") will take place at the offices of Gilmore & Bell, P.C., 2405 Grand Boulevard, Suite 1100, Kansas City, Missouri 64108, at 10:00 A.M., local time, on Friday, March 10, 2000. The Closing may take place at another time, place or earlier date as is mutually agreed upon by the Company and Purchasers. The date of the Closing is referred to as the "Closing Date." At the Closing, the Company will issue to each Purchaser (i) stock certificates representing the Shares and (ii) the Warrants being purchased by Purchaser in accordance with Exhibit A, against payment of each Purchaser's Purchase Price by wire transfer of immediately available United States funds payable to the Company's account pursuant to the wire transfer instructions set forth on Exhibit A. The Shares and the Warrants will be registered in Purchasers' names or the names of the nominees of Purchasers pursuant to instructions delivered to the Company not less than two business days prior to the Closing Date and will be delivered to Purchasers within 10 business days after the Closing Date.

      Section 3. Conditions to the Obligations of Purchasers at Closing. The obligation of each Purchaser to purchase and pay for the Shares and Warrants at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by Purchasers:


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      3.1 Opinion of Counsel to the Company. The Purchasers will have received from Gilmore & Bell, P.C., counsel for the Company, its opinion dated the Closing Date in the form of Exhibit C.

      3.2 Representations and Warranties. The representations and warranties of the Company contained in Section 6 must be true and correct in all material respects as of the Closing Date except to the extent that the representations and warranties relate to an earlier date in which case the representations and warranties must be true and correct in all material respects as of the earlier date.

      3.3 Performance of Covenants. The Company will have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

      3.4 No Injunctions; etc. No court or governmental injunction, order or decree prohibiting the purchase and sale of the Shares and Warrants will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any person that has not been obtained to issue and sell the Shares and Warrants to Purchasers.

      3.5 Closing Documents. The Company will have delivered to Purchasers the following:

      (a) a certificate of the Secretary of the Company, dated as of the Closing Date, as to the continued existence of the Company, certifying (i) the attached copies of the Certificate of Incorporation and By-laws of the Company, and (ii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Warrants; and

      (b) a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Company is in good standing in the State of Delaware and that all annual reports, if any, have been filed as required and that all taxes and fees have been paid in connection therewith.

      3.6 Waivers and Consents. The Company will have obtained all material consents and waivers necessary to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Shares and Warrants, and all consents and waivers will be in full force and effect.

      Section 4. Conditions to the Obligations of the Company at Closing. The obligation of the Company to issue and sell the Shares and the Warrants to Purchasers at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company:

      4.1 Representations and Warranties. The representations and warranties of Purchasers contained in this Agreement must be true and correct in all material respects as of the Closing Date.

      4.2 No Injunctions. No court or governmental injunction, order or decree prohibiting the purchase or sale of the Shares or Warrants will be in effect.

      Section 5. Representations and Warranties of Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company that:

      5.1 Accredited Investor. Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is acquiring the Shares and Warrants for its own account or for the account of its customers, each of whom is an "accredited investor" and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act, without prejudice, however, to


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Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of the Shares and Warrants.

      5.2 Authority, etc. Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has obtained all required consents, if any, for the execution and performance of this Agreement by Purchaser. This Agreement, when executed and delivered by Purchaser, will constitute a legal valid and binding obligation of Purchaser.

      5.3 No Brokers. Other than Gruntal & Co., L.L.C. ("Gruntal") (as finder on behalf of the Company only with respect to those Purchasers so indicated on Exhibit A), no finder, broker, agent, financial person or other intermediary has acted on behalf of Purchaser in connection with the purchase of the Shares or Warrants by Purchaser or the consummation of this Agreement or any of the transactions contemplated hereby. Purchaser has not had any direct or indirect contact with any other investment banking firm (or similar firm) with respect to the offer of the Shares or Warrants by the Company to Purchaser or Purchaser's subscription for the Shares and Warrants.

      5.4 Certain Trading Activity. Purchaser and its affiliates have not directly or indirectly sold any shares of Common Stock since the earlier of (a) the 20 trading days preceding the Closing Date or (b) the date on which Purchaser entered into its Confidentiality Agreement with the Company. As of the Closing Date, Purchaser does not directly or indirectly have a "short" position and has not directly or indirectly entered into any hedging transaction with respect to the Common Stock.

      5.5 Ability to Bear Risks of Investment. Purchaser is able to bear the economic risk of an investment in the Shares and Warrants and is able to afford a complete loss of its investment.

      5.6 Access to Information. Purchaser acknowledges that it has been afforded (i) the opportunity to ask the questions it deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and the terms and conditions of the Offering; and (ii) the opportunity to request additional information concerning the Company as the Company possesses or can acquire without unreasonable effort or expense.

      5.7 No General Solicitation. Purchaser did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to Purchaser's knowledge, invited by any general solicitation or general advertising.

      5.8 Investment Experience. Either by reason of Purchaser's business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), Purchaser has the capacity to protect Purchaser's interests in connection with the transactions contemplated by this Agreement.

      5.9 Organization, Good Standing, etc. If Purchaser is an entity, it is a corporation, limited liability company, trust or partnership or other similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction. Purchaser has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to purchase the Shares and Warrants. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Purchaser. If Purchaser is an individual, Purchaser has the legal capacity to enter into this Agreement. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance


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with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

      5.10 Due Authorization. If Purchaser is a corporation, limited liability company, trust, partnership, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company on the terms and conditions set forth herein and the person signing this Agreement on behalf of the entity has been duly authorized by Purchaser to do so.

      5.11 No Conflicts. No court or governmental injunction, order or decree affecting Purchaser and prohibiting the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby is in effect, and the terms of this Agreement do not conflict with the provision of the Certificate or Articles of Incorporation or by-laws (or comparable charter, partnership or other organizational documents) of Purchaser, or conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a material default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Purchaser is a party.

      5.12 Consents, Approvals, etc. No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, remains to be obtained or is otherwise required to be obtained by Purchaser in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the purchase and sale of the Shares and Warrants.

      Section 6. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that:

      6.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on the Company or its results of operations, assets, or financial condition or on its ability to perform its obligations under this Agreement, the Shares or the Warrants (a "Material Adverse Effect"). Each direct or indirect subsidiary of the Company and its state or country of organization is listed on Exhibit 21.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 (the "1999 10-KSB"). Each subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of in which it was organized and has full corporate power and authority to own and hold its properties and to conduct its business.

      6.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $.004 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which (i) 300,000 shares are designated Series B Convertible Preferred Stock (the "Series B Preferred Stock") and (ii) 120,000 shares are designated Series C Convertible Preferred Stock ("Series C Preferred Stock"). As of March 7, 2000,
(i) 11,331,636 shares of Common Stock are issued and outstanding, (ii) 66,093 shares of Series B Preferred Stock are issued and outstanding, which are convertible into 1,724,152 shares of Common Stock, (iii) 99,900 shares of Series C Preferred Stock are issued and outstanding, which are convertible into 3,073,839 shares of


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Common Stock, (iv) 1,500,000 shares of Common Stock are reserved for issuance upon exercise of outstanding options issued or issuable under the Company's 1992 Stock Option Plan (the "Option Plan"), (v) an aggregate of 1,284,802 shares of Common Stock are reserved for issuance under stock options granted by the Company outside the Option Plan, (vi) 658,950 shares of Common Stock were reserved for issuance upon conversion of 25,259 shares of Series B Preferred Stock issuable upon the exercise of outstanding warrants to acquire those shares of Series B Preferred Stock, and (vii) an aggregate of 1,609,551 shares of Common Stock were reserved for issuance under all other outstanding warrants. As of the date hereof, the Company has elected to effect the mandatory conversion of all outstanding shares of Series B Preferred Stock into an aggregate of 1,724,152 shares of Common Stock as of March 21, 2000. Thereafter, no shares of Series B Preferred Stock will be deemed to be issued and outstanding (other than the right to receive the conversion shares upon surrender of the Series B Preferred Stock Certificates). Before giving effect to the transactions contemplated by this Agreement, Schedule 6.2 sets forth a true and correct list as of the Closing Date, of all outstanding options and warrants to purchase directly or indirectly shares of Common Stock and Preferred Stock, the number of options and warrants outstanding as of that date and the exercise price per option or warrant. All the outstanding shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights created by or through the Company. Except as set forth in this Section
6.2 or Schedule 6.2, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of or other equity interests in the Company. The Company is not obligated to retire, redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

      6.3 Corporate Power, Authorization; Enforceability. The Company has full corporate power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby. All action on the part of the Company, its directors or stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and Warrants contemplated hereby and the performance of the Company's obligations hereunder and thereunder has been taken. The Shares to be purchased on the Closing Date have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, adverse claims or encumbrances (collectively, "Liens") imposed by or through the Company other than restrictions imposed by this Agreement and applicable securities laws. The Warrants to be purchased on the Closing Date have been duly authorized and, when issued in accordance with this Agreement, will be validly issued and free and clear of all Liens imposed by or through the Company other than restrictions imposed by this Agreement and applicable securities laws. The Conversion Shares issuable upon the exercise of the Warrants are and will, at all times until their issuance, be duly authorized and reserved, and upon the exercise of the Warrants in accordance with the terms and conditions thereof and this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all Liens imposed by or through the Company other than restrictions imposed by this Agreement and applicable securities laws. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

      6.4 Financial Statements and SEC Documents. (a) Included in the 1999 10-KSB are true and complete copies of the audited balance sheet (the "Balance Sheet") of the Company as of December 31, 1999, and the related audited statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1998 and 1999 and for the period from January 12, 1990 (date of incorporation) to December 31, 1999 (the "Financial Statements"), accompanied by the report of Ernst &


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Young LLP. The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently with the past practices of the Company (except as may be indicated in the notes thereto), and as of their respective dates, fairly present, in all material respects, the financial position of the Company and the results of its operations as of the time and for the periods indicated therein.

            (b) The Company has provided to each Purchaser the 1999 10-KSB. A copy of each report, schedule, effective registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 1999, (as the documents may have been amended since the time of their filing, the "SEC Documents") has also been made available to each Purchaser via the SEC's EDGAR System. The Company has provided to each Purchaser who has requested the same a true and complete copy of each SEC Document that the Company was required to file since January 1, 1999. As of their respective filing dates, each SEC Document complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Document, and no SEC Document contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles, applied consistently with the past practices of the Company, and as of their respective dates, fairly presented in all material respects the financial position of the Company and the results of its operations as of the time and for the periods indicated therein (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB, and Regulations S-B and S-X of the SEC).

      6.5 No Material Adverse Changes. Since December 31, 1999, except as disclosed in the SEC Documents filed subsequent to that date, if any, there has not been any material adverse change in the business, financial condition or operating results of the Company except for changes that, individually or in the aggregate, have not had or resulted in a Material Adverse Effect.

      6.6 Absence of Certain Developments. Except as contemplated by this Agreement, the SEC Documents or the Schedules hereto, since December 31, 1999, through the date immediately preceding the Closing Date, the Company has not (a) issued any stock, options, bond or other corporate security, (b) borrowed any amount or incurred or became subject to any liabilities (absolute, accrued or contingent), other than current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business, (c) discharged or satisfied any lien or adverse claim or paid any obligation or liability (absolute, accrued or contingent), other than current liabilities shown on the Balance Sheet and current liabilities incurred in the ordinary course of business; (d) declared or made any payment or distribution of cash or other property to the stockholders of the Company or purchased or redeemed any securities of the Company; (e) mortgaged, pledged or subjected to any lien or adverse claim any of its properties or assets, except for liens for taxes not yet due and payable or otherwise in the ordinary course of business;
(f) sold, assigned or transferred any of its assets, tangible or intangible, except in the ordinary course of business or in an amount less than $250,000,
(g) suffered any extraordinary losses or waived any rights of material value other than in the ordinary course of business; (h) made any capital expenditures or commitments therefor other than in the ordinary course of business or in an amount less than $250,000; (i) entered into any other transaction other than in the ordinary course of business in an amount less than $250,000 or entered into any material transaction, whether or not in the ordinary course of business; (j) made any charitable contributions or pledges; (k) suffered any damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets


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of the Company or any other properties or assets of the Company which could, individually or in the aggregate, have or result in a Material Adverse Effect;
(l) made any material change in the nature or operations of the business of the Company; or (m) entered into any agreement or commitment to do any of the foregoing.

      6.7 No Conflict; Governmental Consents. (a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any provision of the Certificate of Incorporation or By-laws of the Company, (ii) result in any violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company.

      (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority remains to be obtained or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the issue and sale of the Shares and Warrants, except filings as may be required to be made by the Company after the Closing with (i) the SEC, (ii) the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Nasdaq Stock Market, Inc. and (iv) state blue sky or other securities regulatory authority.

      6.8 Licenses. The Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its current business and the ownership of its properties and is in all respects complying therewith.

      6.9 Litigation. Except as set forth in the Company's 1999 10-KSB, there are no pending, or to the Company's knowledge, threatened, legal or governmental proceedings against the Company.

      6.10 Investment Company. The Company is not an "investment company" within the meaning of that term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

      6.11 No Default or Violation. The Company is not (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party of by which it or any of its properties is bound or (ii) in violation of any order of any court, arbitrator or governmental body, except for any of the foregoing that is not reasonably expected to, individually or in the aggregate, have or result in a Material Adverse Effect.

      6.12 Listing and Maintenance Requirements Compliance. The Company has not since January 1, 1998, received notice (written or oral) from any stock exchange or market on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the continuing listing or maintenance requirements of the exchange or market.

      6.13 Patents and Trademarks. Except as set forth in the Company's 1999 10-KSB, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights and licenses (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business as presently conducted and which the failure


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to have would have a Material Adverse Effect and to the Company's knowledge, there is no existing infringement by another person or entity of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business as presently conducted.

      6.14 Environment Matters. The Company has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws related to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws"), except for any failures to obtain the permits, licenses or authorizations which would not, individually or in the aggregate, have or result in a Material Adverse Effect. The Company is in compliance with all terms and conditions of the required permits, licenses and authorizations and is also in full compliance with all other limitations, restrictions, conditions and requirements contained in the Environmental Laws or contained in any plan, order, judgement, decree or notice, except for any non-compliance which could not, individually or in the aggregate, have or result in a Material Adverse Effect. The Company is not aware of, nor has the Company received notice of, any events, conditions, circumstances, actions or plans which may interfere with or prevent continued compliance or which would give rise to any liability under any Environmental Laws, except for any liability which could not, individually or in the aggregate, have or result in a Material Adverse Effect.

      Section 7. Registration of Common Stock.

      7.1. Registrable Securities. For the purposes of this Agreement, "Registrable Securities" means (a) the Shares, (b) shares of Common Stock issued or issuable upon exercise of the Warrants or (c) shares of Common Stock issued as a distribution with respect to the shares referred to in (a) or (b) above; provided that (i) any shares of Common Stock will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below), and the Company's obligations under this Section 7 will cease, with respect to a holder's (a "Holder") Registrable Securities following the earlier of (x) the second anniversary of the Closing Date and (y) the date on which the Company delivers an opinion of counsel in form and substance reasonably satisfactory to the Holder that (1) the Holder may sell in a single transaction all Registrable Securities then held or issuable to the Holder on a registered securities exchange or Nasdaq market under an applicable exemption from the registration requirements of the Securities Act (pursuant to Rule 144 under the Securities Act or otherwise) and (2) all transfer restrictions and restrictive legends with respect to the Registrable Securities will be removed upon the consummation of the sale. The period of time during which the Company is required to keep the Shelf Registration Statement effective is referred to as the "Registration Period."

      7.2 Registration (a) The Company will as soon as practicable following the Closing Date but not later than 30 days after the Closing Date (the "Filing Period"), file with the SEC a shelf registration statement on Form S-3 or successor form or another form selected by the Company that is available to it under the Securities Act (the "Shelf Registration Statement") with respect to the Registrable Securities beneficially owned by Purchasers following the Closing. The Company may amend the Shelf Registration Statement from time to time to register securities other than Registrable Securities for sale for the account of any person or entity; provided, however, that the amendment will be permitted only so long as the SEC rules provide that the amendment does not give the SEC the right to review the Shelf Registration Statement.

      (b) The Filing Period and the Effectiveness Period (as defined below) will be extended by the number of days that (i) any delay is due to the failure of a Holder to reasonably cooperate in providing to


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the Company the information requested by the Company in writing for use in connection with the Shelf Registration Statement and (ii) the SEC does not provide comments to the Company (or declare the Shelf Registration Statement effective) within (A) 30 days after the initial filing of the Shelf Registration Statement or (B) 7 days after the filing of any pre-effective amendment to the Shelf Registration Statement, so long as the Company has responded promptly to any comments pending at the time a pre-effective amendment to the Shelf Registration Statement is filed.

      7.3. Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Section 7, the Company will use its reasonable best efforts:

      (a) To cause the Shelf Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate that sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof but not later than 180 days after the Closing Date (the "Effectiveness Period");

      (b) Prepare and file with the SEC the amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep the Shelf Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Shelf Registration Statement will be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the dispositions;

      (c) Furnish to each Holder of Registrable Securities a reasonable number of copies of the Shelf Registration Statement and of each amendment and supplement thereto, a number of copies of the prospectus included in the Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents (including exhibits to any of the foregoing), as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by Holder;

      (d) To register or qualify the Registrable Securities covered by the Shelf Registration Statement under blue sky laws of the various states as any Holder reasonably requests, and do any and all other acts and things that may be reasonably necessary or advisable to enable a Holder to consummate the disposition in the states the Registrable Securities owned by Holder, except that the Company will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 7.3(d) be obligated to be qualified, to subject itself to taxation in any the jurisdiction, or to consent to general service of process in any the jurisdiction;

      (e) Provide a transfer agent and registrar for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement;

      (f) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any Holder, the Company will promptly prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

      (g) Cause all Registrable Securities to be listed on each securities exchange or automated over-the-counter trading system on which similar securities issued by the Company are then listed;

      (h) Enter into customary agreements (including, in the event the Holders elect to engage an underwriter in connection with the Shelf Registration Statement, an underwriting agreement containing customary terms and conditions) and take all other actions as reasonably required in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that the Company will not be liable for any expenses, including, without limitation, any underwriter's fees, commissions and discounts;

       (i) With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

            (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

            (iii) so long as a Holder owns any unregistered Registrable Securities, furnish to the Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and the other SEC reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any Registrable Securities without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential).

      (j) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

      7.4 Registration and Selling Expenses. All expenses incurred by the Company in connection with the Company's performance of or compliance with this
Section 7, including, without limitation, (i) all SEC registration and filing fees, (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses, and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Company (all expenses being called "Registration Expenses"), will be paid by the Company. Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense.

      7.5 No Delay. The Holders will have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 7.2 hereof as a result of any dispute, controversy or other matter that may arise with respect to the interpretation or implementation of this Agreement.

      7.6 Certain Obligations of Holders. (a) Each Holder agrees that, upon receipt of any written request from the Company notifying the Holder of the happening of any event requiring the preparation of a supplement or amendment to the Shelf Registration Statement so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and requesting that the Holder discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until its receipt of copies of the supplemented or amended effective prospectus from the Company and, if so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in the Holder's possession, of the prospectus covering the Registrable Securities current at the time of receipt of the notice.

      (b) Each Holder agrees to suspend, upon written request of the Company, any disposition of Registrable Securities pursuant to the Shelf Registration Statement during (A) any period not to exceed one 90-day period within any one 12-month period the Company requires in connection with a primary public offering of equity securities in which the Company will engage an underwriter and (B) any period, not to exceed one 90-day period per 12-month period, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in a prospectus is premature or would interfere with any material financing, acquisition, merger, reorganization or other transaction involving the Company, would have an adverse effect on the Company or is otherwise inadvisable for the Company.

      (c) As a condition to the inclusion of its Registrable Securities, each Holder will furnish to the Company the information regarding the Holder and the intended method of distribution of the securities as the Company may from time to time request or as will be required in connection with any registration, qualification or compliance referred to in this Section 7. Each Holder promptly will furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company not materially misleading.

      (d) Each Holder hereby covenants with the Company (1) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (2) if Registrable Securities are to be sold by any method or in any transaction other than on Nasdaq (or other national securities exchange), in the over-the-counter market, in privately negotiated transactions, or in a combination of those methods, to notify the Company at least five business days prior to the date on which the Holder first offers to sell any Registrable Securities.

      (e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Shelf Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with this Agreement and the Shelf Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

      (f) Each Holder is hereby advised that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to sales of the Registrable Securities offered pursuant to the Shelf Registration Statement, and agrees not to take any action with respect to any distribution deemed to be made pursuant to the Shelf Registration Statement, that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

      (g) At the end of the Registration Period, the Holders of Registrable Securities included in the Shelf Registration Statement will discontinue sales of shares pursuant thereto upon receipt of notice from the Company of its intention to remove from registration the shares covered thereby which remain unsold, and the Holders promptly will notify the Company of the number of shares registered that remain unsold immediately upon receipt of the notice from the Company.

      (h) The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 7.2 may be assigned in whole or in part by a Holder, provided, that: (i) the transfer may otherwise be effected in accordance with applicable securities laws; (ii) the transfer involves not less than the lesser of all of the Holder's Registrable Securities or 25,000 shares of Common Stock; (iii) the Holder gives prior written notice to the Company; and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument satisfactory in form and substance to the Company and its counsel. Except as specifically permitted by this Section 7.6, the rights of a Holder with respect to Registrable Securities will not be transferable to any other person or entity, and any attempted transfer will cause all rights of the Holder therein to be forfeited, void ab initio and of no further force and effect.

      (i) With the written consent of the Company and the Holders holding at least 66 2/3% of the Registrable Securities that are then outstanding, any provision of this Section 7 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each waiver or amendment, the Company will promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

      7.7 Indemnification. (a) The Company will indemnify, to the extent permitted by law, each Holder of Registrable Securities and each person controlling each Holder within the meaning of Section 15 of the Securities Act against all losses, claims, damages, liabilities and expenses (or action in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by this Section 7, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder and each controlling person for reasonable legal and other expenses incurred in connection with investigating or defending any claim, loss, damage, liability or action as incurred, except insofar as the losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or by any omission or alleged omission made in reliance upon and in conformity with written information furnished by any Holder and stated to be specifically for use in the preparation of the registration statement or prospectus, provided the Company will not be liable pursuant to this Section 7.7 if the losses, claims, damages, liabilities or expenses have been caused by (i) any selling security holder's failure to deliver a copy of the Shelf Registration Statement or prospectus, or any amendments or supplements thereto at or prior to the time the furnishing is required by the Securities Act or (ii) the failure by the Holder to discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement upon a written request from the Company in accordance with Sections 7.6(a) or 7.6(b).

      (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each Holder will furnish to the Company in writing the information as is reasonably requested by the Company for use in any the registration statement or prospectus and will severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent the losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement or by an omission or alleged omission made in reliance upon and in conformity with the written information so furnished by the Holder and stated specifically for use in connection with the preparation of the registration statement or prospectus; provided that the indemnity will not apply to the extent that the loss, claim, damage, liability or expense arises out of or is based upon a violation of this Agreement by the Company. If the offering pursuant to any the registration is made through underwriters, each Holder agrees to enter into an underwriting agreement in customary form with the underwriters and to indemnify the underwriters, their officers and directors, if any, and each person or entity who controls the underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by the Holder. Notwithstanding the foregoing or any other provision of this Agreement, in no event will a Holder of Registrable Securities be liable for any the losses, claims, damages, liabilities or expenses in excess of the net proceeds received by the Holder in connection with its disposition of Registrable Securities.

      (c) Promptly after receipt by an indemnified party under Section 7.7 (a) or (b) of notice of any claim as to which indemnity may be sought, including, without limitation, the commencement of any action or proceeding, the indemnified party will, if a claim in respect thereof may be made against the indemnifying party under this Section, promptly notify the indemnifying party in writing of the commencement thereof; provided that the failure of the indemnified party so to notify the indemnifying party will not relieve the indemnifying party from its obligations under this Section except to the extent that the indemnifying party is adversely affected by the failure. In case any action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party and its counsel will conduct the defense of any action with counsel approved by the indemnified party (which approval will not be withheld or delayed unreasonably) although the indemnified party will be entitled to participate therein, and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party under that Section for any legal or any other expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the indemnifying party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests or conflicts between the indemnified party and any other party represented by the counsel in the action or proceeding or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because the representation might result in a conflict of interest; provided, however, that the indemnifying party will not in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against the action or proceeding. An indemnifying party will not be liable to any indemnified party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the indemnifying party.

      (d) If the indemnification provided for in Section 7.7(a) or (b) is held by a court of competent jurisdiction to be unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying the indemnified party, will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities in the proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in the losses, claims, damages, or liabilities, as well as any other relevant equitable considerations including the relative benefits to the parties. The relative fault of the Company on the one hand and of the indemnified party on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include, subject to the limitations set forth in Section 7.7(c), any legal or other fees or expenses reasonably incurred by the party in connection with investigating or defending any action or claim. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that is not guilty of fraudulent misrepresentation.

      Section 8. Restrictions on Transfer.

      (a) Notwithstanding anything to the contrary in Section 7, each Purchaser agrees not to offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly (any of which being a "Transfer"), any Shares, Warrants or Conversion Shares except to an affiliate of Purchaser that has agreed for the benefit of the Company to be bound by the terms and conditions of this Agreement in a written instrument satisfactory in form and substance to the Company and its counsel, during the date five days prior to the Company's good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a Company-initiated underwritten registration of equity securities of the Company; provided that the members of the Board of Directors and executive officers of the Company are subject to an agreement at least as restrictive as the foregoing.

      (b) No Transfer in violation of this Agreement will be made or recorded on the books of the Company and any Transfer or purported Transfer will be void ab initio and of no force or effect. Upon request of the Company, each Purchaser will certify in writing its compliance with this Section 8.

      Section 9. Limitations on Purchasers' Ownership. No Purchaser nor any of its affiliates (as defined in Rule 12b-2 under the Exchange Act) will directly or indirectly without the prior written consent of the Board of Directors of the Company acquire beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act (except by way of stock splits, stock dividends or similar events affecting holders of securities of the Company generally) if the effect of the acquisition would be to increase the aggregate voting power in the election of Directors of the Company's Board of Directors of all securities of the Company owned by Purchaser and the affiliates to more than 10% of the total combined voting power of all securities of the Company then outstanding. No Purchaser or any affiliate thereof will be required to dispose of any securities of the Company if their aggregate percentage ownership is increased as a result of a recapitalization of the Company.

      Section 10. Miscellaneous.

      10.1 Notices. Any notice or other communication given hereunder will be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to:

             If to the Company:

                  AVAX Technologies, Inc.
                  4520 Main Street, Suite 930
                  Kansas City, MO 64111
                  Attn: Jeffrey M. Jonas, M.D.,
                        President and Chief Executive Officer

             With a copy to:

                  Gilmore & Bell, P.C.
                  2405 Grand Boulevard, Suite 1100
                  Kansas City, MO  64108
                  Attn: Richard M. Wright

             If to Purchasers:

                  To the names and addresses on Exhibit A.

      Notices will be deemed to have been given or delivered on the date of mailing, except notices of change of address, which will be deemed to have been given or delivered when received.

      10.2 Successors and Assigns. Subject to Section 7.6(i), this Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

      10.3 Entire Agreement; Survival of Representations and Warranties. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them; provided that the Confidentiality Agreements between the Company and (i) each of the Purchasers will survive. This Agreement may be amended only by mutual written agreement of the Company and the Purchasers, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Purchasers. The representations and warranties of the Company set forth in this Agreement will survive the Closing Date for 18 months notwithstanding any earlier delivery and conversion of Shares or exercise of the Warrants except that the representations and warranties set forth in Sections 6.2 and 6.3 will survive indefinitely. The immediately preceding sentence will have no force or effect on the obligations of the parties under this Agreement or any other operative document relating to the transactions contemplated by this Agreement.

      10.4 Governing Law; Consent to Jurisdiction; etc. (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof will be construed in accordance with and governed by the laws of the State of Delaware without regard to that State's conflicts of law principles. In the event that a judicial proceeding is necessary, the parties who are not citizens or residents of the United States agree that the sole forum for resolving disputes arising out of or relating to this agreement is any federal or state court in the State of Missouri, and all related appellate courts (collectively, the "Courts"), and each Purchaser irrevocably and unconditionally consents to the jurisdiction of the Courts.

      (b) Each of the parties who are not citizens or residents of the United States, irrevocably and unconditionally consents to venue in the Courts, and irrevocably and unconditionally waives any objection to the laying of venue of any judicial proceeding in the Courts, and agrees not to plead or claim in any Court that any judicial proceeding brought in any court has been brought in an inconvenient forum.

      10.5 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

      10.6 No Waiver. A waiver by either party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

      10.7 Further Assurances. The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement. Any documentary, stamp tax or similar issuance or transfer taxes due as a result of the conveyance, transfer or sale of the Shares and Warrants between any of the Purchasers (or any of their permitted transferees), on the one hand, and the Company, on the other hand, pursuant to this Agreement will be borne by the Purchasers (or their respective permitted transferees).

      10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

      10.9 No Third Party Beneficiaries. Nothing in this Agreement creates in any person not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto. The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective affiliates.

      10.10 Publicity Restrictions. No press release or other public disclosure relating to the transactions contemplated by this Agreement may be issued or made by or on behalf of any Purchaser without prior consultation with the Company, except as required by applicable law, court process or stock exchange rules, in which case the Purchaser required to make the disclosure will allow the Company reasonable time (to the extent practicable) to comment thereon in advance of the issuance.